UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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POAGE BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 23, 2012

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Poage Bankshares, Inc. The Annual Meeting will be held at the branch office of Home Federal Savings and Loan Association located at 6628 U.S. 60, Ashland, Kentucky 41102 on February 21, 2012, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Poage Bankshares, Inc. Also enclosed for your review is our 2011 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending September 30, 2012. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Poage Bankshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2011 Annual Report to Stockholders are available at http://www.cfpproxy.com/7069.

Sincerely,

/s/ J. Thomas Rupert

J. Thomas Rupert

    Chairman of the Board

Poage Bankshares, Inc.

1500 Carter Avenue

Ashland, Kentucky 41101

(606) 324-7196

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 21, 2012

Notice is hereby given that the Annual Meeting of Stockholders of Poage Bankshares, Inc. will be held at the branch office of Home Federal Savings and Loan Association located at 6628 U.S. 60, Ashland, Kentucky 41102 on February 21, 2012, at 10:00 a.m., local time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;

2.	the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending September 30, 2012; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on January 6, 2012 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF POAGE BANKSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ James W. King James W. King Secretary

Ashland, Kentucky

January 23, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Poage Bankshares, Inc.

1500 Carter Avenue

Ashland, Kentucky 41101

(606) 324-7196

ANNUAL MEETING OF STOCKHOLDERS

February 21, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Poage Bankshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held at the branch office of Home Federal Savings and Loan Association located at 6628 U.S. 60, Ashland, Kentucky 41102 on February 21, 2012, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 23, 2012.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Poage Bankshares, Inc. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Poage Bankshares, Inc. at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Poage Bankshares, Inc. prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Poage Bankshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on January 6, 2012 are entitled to one vote for each share then held. As of January 6, 2012, there were 3,372,375 shares of common stock issued and outstanding.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of January 6, 2012, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Home Federal Savings and Loan Association Employee Stock Ownership Plan is 1500 Carter Avenue, Ashland, Kentucky 41101.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1), (2)	Percent of Shares of Common Stock Outstanding

Five Percent Stockholders

Home Federal Savings and Loan Association ESOP	269,790	8.00%

Farley Capital II L.P.	325,200 (3)	9.64%
Labrador Partners L.P.
Farley Associates II LLC
Newfoundland Partners L.P.
FA Newfoundland LLC
Stephen Farley LLC
Stephen L. Farley
780 Third Avenue, 31st Floor
New York, New York 10017

Joseph Stilwell	281,236 (4)	8.34%
Stilwell Partners, L.P.
Stilwell Value LLC
Stilwell Value Partners II, L.P.
Stilwell Value Partners VII, L.P.
111 Broadway, 12th Floor
New York, New York 10006

Ithan Creek Master Investors (Cayman), L.P.	203,700 (5)	6.04%
Wellington Hedge Management, LLC
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Directors and Executive Officers

J. Thomas Rupert, Chairman of the Board	30,000 (6)	*
Darryl E. Akers, Vice Chairman, Co-President and Co-Chief Executive Officer	1,000	*
Robert S. Curtis, Vice Chairman, Co-President and Co-Chief Executive Officer	25,100 (7)	*
James W. King, Executive Vice President, Chief Information Officer and Secretary	8,800	*
Jeffrey W. Clark, Chief Financial Officer	—	—
Thomas P. Carver, Director	30,000 (8)	*
Everette B. Gevedon, Director	15,000	*
Stuart N. Moore, Director	31,800 (9)	*
Charles W. Robinson, Director	30,000 (10)	*

All directors and executive officers as a group (9 persons)	171,700	5.09%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)

As of the voting record date. Because none of the shares held in the ESOP have been allocated to participant accounts, each ESOP participant was deemed to have one share of stock allocated to his or her ESOP account for the sole purpose of providing the ESOP trustee with voting instructions with respect to the unallocated shares. The

ESOP trustee will vote the unallocated stock in proportion to the voting instructions received from ESOP participants with respect to the deemed allocated shares.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on September 26, 2011.
(4)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on December 28, 2011.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on September 23, 2011.
(6)	Includes 15,000 shares held by Mr. Rupert’s wife, over which Mr. Rupert is deemed to have shared voting and dispositive power together with his wife.
(7)	Includes 15,000 shares held as Trustee of the Robert S. Curtis Trust, 10,000 shares held by Mr. Curtis’ wife as Trustee of the Mary Susan Curtis Trust, and 100 shares held by Mr. Curtis’ wife, over which Mr. Curtis is deemed to have shared voting and dispositive power together with his wife.
(8)	Includes 15,000 shares held by Mr. Carver’s wife, over which Mr. Carver is deemed to have shared voting and dispositive power together with his wife.
(9)	Includes 15,000 shares held by Mr. Moore’s wife, over which Mr. Moore is deemed to have shared voting and dispositive power together with his wife.
(10)	Includes 15,000 shares held by Mr. Robinson’s wife, over which Mr. Robinson is deemed to have shared voting and dispositive power together with his wife.

Quorum

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Method of Counting Votes

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares voted at the meeting is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending September 30, 2012. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote but, because abstentions are not votes cast, will have no effect on the vote. Broker non-votes are not entitled to vote on the matter and, accordingly, will have no effect on the outcome of the vote.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: J. Thomas Rupert, Darryl E. Akers and Thomas P. Carver. Each individual is currently a director of Poage Bankshares, Inc.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With Poage Bankshares, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
J. Thomas Rupert	Chairman of the Board	65	1981	2012
	Vice Chairman, Co-President and Co-Chief
Darryl E. Akers	Executive Officer	60	1991	2012
Thomas P. Carver	Director	61	2006	2012
CONTINUING DIRECTORS
	Vice Chairman, Co-President and Co-Chief
Robert S. Curtis	Executive Officer	61	2011	2013
Everette B. Gevedon	Director	54	1998	2013
Stuart N. Moore	Director	54	2005	2014
Charles W. Robinson	Director	66	1996	2014
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Jeffrey W. Clark	Chief Financial Officer	53	N/A	N/A
	Executive Vice President, Chief Information
James W. King	Officer and Secretary(3)	53	N/A	N/A

(1)	As of September 30, 2011.
(2)	Includes service with Home Federal Savings and Loan Association and Poage Bankshares, Inc.
(3)	Mr. King is currently a director of Home Federal Savings and Loan Association, and has served in that capacity since 1997. His current term as director of Home Federal Savings and Loan Association expires in 2013.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee to determine that the person should serve as a director. Each director, except for Mr. Curtis, is also a director of Home Federal Savings and Loan Association.

Directors

Darryl Akers is Vice Chairman, Co-President and Co-Chief Executive Officer. Mr. Akers was appointed to the board of directors of Home Federal Savings and Loan Association in 1991 and became President and Chief Executive Officer in 1997. He has been employed by Home Federal Savings and Loan Association since 1973, and held several positions prior to being named President and Chief Executive Officer, including President, Vice President, loan officer and controller. Mr. Akers was selected to service as a director of Poage Bankshares, Inc. because his extensive experience in a variety of roles at Home Federal Savings and Loan Association, including as senior loan officer, provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations.

Robert S. Curtis is Vice Chairman, Co-President and Co-Chief Executive Officer. He is also an advisory director of Home Federal Savings and Loan Association. He previously served as Chief Operating Officer-Senior Loan Officer of Home Federal Savings and Loan Association since 2010 and Executive Vice President-Senior Loan Officer from 2007 until

2010. Prior to joining Home Federal, Mr. Curtis served as President, Chief Operating Officer and Director of Classic Bank, Ashland, Kentucky.

J. Tom Rupert is Chairman of the Board of Directors. He has been a member of the board of directors of Home Federal Savings and Loan Association since 1981 and has served as Chairman of the Board since 2006. He retired as President of Kentucky-Rupert Insurance Agency, Inc., an independent insurance agency in Ashland, Kentucky, on December 31, 2010 after 15 years in that position. However, he continues to serve as a director of Kentucky-Rupert Insurance Agency. Mr. Rupert is a past board member of the Ashland Area Chamber of Commerce and is a member and past President of the Kiwanis Club of Ashland. Mr. Rupert was selected to serve as a director of Poage Bankshares, Inc. because his experience in insurance and financial services provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements. Further, Mr. Rupert’s extensive business contacts derived from his senior positions with the area Chamber of Commerce and the Kiwanis Club of Ashland have been beneficial to Home Federal Savings and Loan Association’s commercial loan operations.

Thomas P. Carver is a director. He is President of Light Express, Inc. (since 1997), Cascar Management & Leasing Corp. (since 1993) and Light Logistics, Inc. (since 1989). Mr. Carver has served as a director of Home Federal Savings and Loan Association since 2006, and was selected to serve as director of Poage Bankshares, Inc. because his extensive experience as president of several different businesses provides a broad and unique perspective on the challenges facing the senior management of our organization and our business strategies and operations.

E. B. Gevedon, MD is a director. He is President and Chief Executive Officer of Family Allergy Services, Inc., a position he has held for 23 years. Dr. Gevedon is a founding member and past Chairman of the Ashland Alliance, the new Chamber of Commerce and Economic Development serving a two-county area. He also served as Chairman of the City of Ashland’s Economic Development Board for five years. His other community service and business activities include current service on the Ashland City Park Board and the Boyd County Board of Health. Dr. Gevedon has previously served as Chairman of the Ashland Tourism Commission and as a board member of the Ashland Community College Foundation and the Highlands Museum and Discovery Center. Dr. Gevedon has served as a director of Home Federal Savings and Loan Association since 1998, was selected to serve as a director of Poage Bankshares, Inc. because his long experience as President and Chief Executive Officer of a small business provides insight to Home Federal as to the lending needs of owners and operators of small businesses in our market area. Further, his extensive experience on area economic development boards provides insight into economic conditions and business development projects within our market area, as well as contacts with area commercial loan prospects.

Stuart N. Moore, DMD is a director. He recently retired from dentistry after practicing for twenty-five years in the Ashland area. He is currently President of Jasmine Properties LLC, which owns and manages residential and commercial rental properties. Dr. Moore obtained his real estate sales license in 1993 and is employed by Robinson Realty. Dr. Moore has served on the board of directors of Home Federal Savings and Loan Association since 2005, and was selected to serve as a director of Poage Bankshares, Inc. because his knowledge of real estate value from construction, comparable sales and income approaches are helpful in evaluating loan approvals, as well as experience reviewing financial statements.

Charles W. Robinson is a director. He is a certified public accountant who has worked extensively with businesses operating in the Home Federal Savings and Loan Association community. Mr. Robinson has worked in public accounting since 1973. Mr. Robinson performed the audit of Home Federal Savings and Loan Association prior to becoming a director. Mr. Robinson has experience in real estate. Mr. Robinson has served as a director of Home Federal Savings and Loan Association since 1996, and was selected to serve as a director of Poage Bankshares, Inc. because his experience in public accounting and real estate provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his experience as a certified public accountant provides unique insight into our financial accounting practices and procedures, financial reporting and our relationship with our auditors.

Executive Officers Who Are Not Directors

James W. King currently serves as Executive Vice President, Chief Information Officer and Secretary, and as a member of the board of directors of Home Federal Savings and Loan Association. Mr. King was appointed to the board of directors of Home Federal Savings and Loan Association in 1997. Mr. King has been employed by Home Federal Savings and Loan Association since 1983, and has held several positions prior to being named Executive Vice President in 1997 and adding the title of Chief Information Officer in 2010. Mr. King was selected to serve as a director of Home Federal Savings and Loan Association because his experience in a variety of roles at Home Federal Savings and Loan Association provides perspective on the challenges facing our organization and our business strategies and operations.

Jeffrey W. Clark was appointed Chief Financial Officer in September 2011 after serving as Senior Accountant of Home Federal Savings and Loan Association since July 2011. He previously served as Vice President and Chief Financial Officer of Ohio River Bank, Ironton, Ohio since July 2007. Prior to his employment with Ohio River Bank, he served as Deputy Treasurer with the Lawrence County, Ohio Treasurers Office since March 2006. Prior to his employment with the County Treasurers Office, Mr. Clark served as Southeastern Ohio Market Area President for Classic Bank, Ashland, Kentucky since May 2003. Prior to this position, Mr. Clark served as Controller of First Federal Savings Bank of Ironton, Ohio since September 1986 and Chief Financial Officer of its holding company, First Federal Financial Bancorp of Ironton, Ohio, since 1996.

Board Independence

The Board of Directors has determined that each of Poage Bankshares, Inc.’s directors, with the exception of Messrs. Akers and Curtis, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market. Messrs. Akers and Curtis are not independent by virtue of their current employment as Co-President and Co-Executive Officer.

Board Leadership Structure and Risk Oversight

To assure effective and independent oversight of management, the Board of Directors separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Co-Chief Executive Officers are responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role. The Board of Directors also appointed Co-Presidents and Co-Chief Executive Officers so that key strategic decisions would not be made unilaterally by a single officer. In addition, to minimize the risk involved with having our Co-Presidents and Co-Chief Executive Officers serve on the Board of Directors, the independent directors meet in executive sessions periodically to discuss certain matters such as our independent audit and internal controls. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization.

The Board of Directors is actively involved in oversight of risks that could affect Poage Bankshares, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Poage Bankshares, Inc. and Home Federal Savings and Loan Association, as well as through internal and external audits. Risks relating to the direct operations of Home Federal Savings and Loan Association are further overseen by the Board of Directors of Home Federal Savings and Loan Association, which includes an additional experienced director and our Chief Information Officer, James W. King, and on which Robert S. Cutis, our Co-President and Co-Chief Executive Officer, does not serve. The Board of Directors of Home Federal Savings and Loan Association also has additional committees that conduct risk oversight separate from Poage Bankshares, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended September 30, 2011, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

Poage Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.hfsl.com.

Attendance at Annual Meetings of Stockholders

Poage Bankshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of Poage Bankshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Poage Bankshares, Inc. are the Audit, Compensation and Nominating Committees.

The Board of Directors met at 12 regular meetings and five special meeting during the year ended September 30, 2011, including meetings of the Board of Directors of Home Federal Savings and Loan Association prior to the completion of the mutual-to-stock conversion in September 2011. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Rupert, Carver, Gevedon, Moore and Robinson, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Robinson serves as chair of the Audit Committee. The Audit Committee also serves as the audit committee of the board of directors of Home Federal Savings and Loan Association. The Board of Directors has determined that Mr. Robinson qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Robinson is a certified public accountant and has nearly 40 years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.hfsl.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Poage Bankshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. Including meetings of the audit committee of Home Federal Savings and Loan Association prior to the completion of the mutual-to-stock conversion in September 2011, the Audit Committee met three times during the year ended September 30, 2011 and has met two times since September 30, 2011.

Nominating Committee. The Nominating Committee is comprised of Directors Rupert, Carver, Gevedon, Moore and Robinson, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Gevedon serves as chair of the Nominating Committee. The Nominating Committee also serves as the nominating committee of the board of directors of Home Federal Savings and Loan Association. The Nominating Committee operates under a written charter which is available on our Internet website at www.hfsl.com. Including meetings of the nominating committee of Home Federal Savings and Loan Association prior to the completion of the mutual-to-stock conversion in September 2011, the Nominating Committee met one time during the year ended September 30, 2011, and has met one time since September 30, 2011.

The Nominating Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating Committee also seeks directors who can continue to strengthen Home Federal Savings and Loan Association’s position in its community and can assist Home Federal Savings and Loan Association with business development through business and other community contacts. The Nominating Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•

the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•	the candidate’s familiarity with the Poage Bankshares, Inc.’s market areas, participation in local business, civic, or charitable organizations, and ties to local businesses;

•	the candidate’s personal and professional integrity, honesty and reputation;

•	the candidate’s ability to represent the best interests of Poage Bankshares, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;

•	the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;

•	whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and

•

any other factors that the Nominating Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Poage Bankshares, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Poage Bankshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

In accordance with our Bylaws, a person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. In addition, no person may serve on the Board of Directors beyond the annual meeting of stockholders immediately following such person’s 70th birthday. During the year ended September 30, 2011 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 1500 Carter Avenue, Ashland, Kentucky 41101. In order for the Nominating Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 150 days prior to the anniversary of the prior year’s annual meeting. The submission must include the following:

•	the name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Poage Bankshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	the candidate’s written consent to serve as a director;

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

•	the name and address of the stockholder, and the number of shares of Poage Bankshares, Inc.’s common stock that are held of record by such stockholder; and

•	a statement disclosing whether the stockholder is acting with or on behalf of any other person, and, if applicable, the identity of such other person.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

Compensation Committee. The Compensation Committee is comprised of Messrs. Rupert, Carver, Gevedon, Moore and Robinson, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Carver serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Poage Bankshares, Inc. or Home Federal Savings and Loan Association. The Compensation Committee also serves as the compensation committee of the board of directors of Home Federal Savings and Loan Association. Including meetings of the compensation committee of Home Federal Savings and Loan Association prior to the completion of the mutual-to-stock conversion in September 2011, the Compensation Committee met two times during the year ended September 30, 2011, and has met one time since September 30, 2011.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Poage Bankshares, Inc. may adopt in the future. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.hfsl.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Poage Bankshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Poage Bankshares, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the America Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended September 30, 2011;

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees” as amended; and

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2011 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Poage Bankshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Charles W. Robinson, Chair

J. Thomas Rupert

Thomas P. Carver

Everette B. Gevedon

Stuart N. Moore

Transactions With Certain Related Persons

Loans and Extensions of Credit. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.

Home Federal Savings and Loan Association makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence. Home Federal waives the $175 loan processing fee for loans made under the employee loan program. Except for the waived loan processing fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

The following table sets forth loans made by Home Federal Savings and Loan Association to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended September 30, 2011 and 2010, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced origination fees, as described above.

Name	Type of Loan	Largest Aggregate Balance from October 1, 2010 to September 30, 2011	Interest Rate on September 30, 2011	Principal balance on September 30, 2011	Amount of Principal Paid from October 1, 2010 to September 30, 2011	Amount of Interest Paid from October 1, 2010 to September 30, 2011

Stuart N. Moore	Mortgage on second home	$655,155	5.500%	$254,071	$401,084	$21,965
Darryl E. Akers	Personal home loan	$311,908	6.250%	$—	$621,908	$12,790
Darryl E. Akers	Home equity line/second mtg	$25,500	5.125%	$24,371	$13,771	$879
James W. King	Personal home loan	$152,346	5.000%	$147,861	$4,485	$7,515
James W. King	Personal auto loan	$20,798	6.250%	$—	$20,998	$386

Name	Type of Loan	Largest Aggregate Balance from October 1, 2009 to September 30, 2010	Interest Rate on September 30, 2010	Principal balance on September 30, 2010	Amount of Principal Paid from October 1, 2009 to September 30, 2010	Amount of Interest Paid from October 1, 2009 to September 30, 2010

Stuart N. Moore	Mortgage on second home	$934,797	5.500%	$655,155	$279,641	$53,394
Darryl E. Akers	Personal home loan	$316,103	6.250%	$311,908	$4,195	$19,629
Darryl E. Akers	Home equity line/second mtg	$16,908	5.990%	$13,002	$5,972	$853
James W. King	Personal home loan	$156,612	5.000%	$152,346	$4,266	$7,734
James W. King	Personal auto loan	$25,955	6.250%	$20,798	$5,156	$1,492

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table. The table below summarizes for the years ended September 30, 2011 and September 30, 2010 the total compensation paid to or earned by our Co-Presidents and Co-Chief Executive Officers and our two other most highly compensated executive officers. Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(1) ($)	Total ($)
Darryl E. Akers	2011	138,650	30,000	58,773	227,423
Co-President and Co-Chief Executive Officer	2010	136,810	20,000	37,821	194,631
Robert S. Curtis	2011	129,782	30,000	12,600	192,265
Co-President and Co-Chief Executive Officer	2010	110,000	20,000	3,775	133,775
James W. King	2011	92,146	30,000	70,119	172,382
Executive Vice President and Chief Information Officer	2010	92,146	20,000	63,153	175,299
Jeffrey W. Clark(2)	2011	19,862	—	—	19,862
Chief Financial Officer

(1)	The amounts in this column reflect what Home Federal Savings and Loan Association paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column for the year ended September 30, 2011 is set forth in the table provided below.
(2)	Mr. Clark was hired in July 2011 as Senior Accountant of Home Federal Savings and Loan Association, and was appointed as Chief Financial Officer of Poage Bankshares, Inc. in October 2011. Mr. Clark’s annual salary is $80,000, and he is expected to earn bonuses and receive certain other compensation during the year ending September 30, 2012.

Name	Board and Other Fees(1) ($)	Auto Expenses(2) ($)	Employer Contributions to Profit Sharing Plan ($)	Life Insurance(3) ($)	Appraisal Fees(4) ($)	Total All Other Compensation ($)
Darryl E. Akers	20,800	2,203	—	35,770	—	58,773
Robert S. Curtis	12,600	—	—	—	—	12,600
James W. King	20,100	—	—	13,169	36,850	70,119
Jeffrey W. Clark	—	—	—	—	—	—

(1)	Represents fees paid for service on the Board of Directors of Poage Bankshares, Inc. and the board of directors of Home Federal Savings and Loan Association.
(2)	Represents amount taxed to Mr. Akers for his use of an automobile provided by Home Federal Savings and Loan Association.
(3)	Amounts in this column reflect imputed income from premiums paid by Home Federal Savings and Loan Association with respect to life insurance premiums as well as life insurance premiums paid by Home Federal Savings and Loan Association.
(4)	Represents fees paid to Mr. King for appraisal services provided on real estate properties securing loans made by Home Federal Savings and Loan Association.

Benefit Plans and Agreements

Change in Control Agreements. On September 12, 2011, Home Federal Savings and Loan Association entered into change in control agreements with Darryl E. Akers, Robert S. Curtis and James W. King. The change in control agreements provide a benefit in the event of an involuntary termination of employment or resignation for good reason following a change in control. The agreements define good reason as:

•	the failure to appoint the executive to his executive position (as defined in the agreement);

•	a material change in the executive’s position to become one of lesser responsibility, importance or scope than the position the executive held immediately prior to the change in control;

•	the relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement;

•	a material reduction in the executive’s base salary and benefits; or

•	the liquidation or dissolution of Home Federal Savings and Loan Association, other than a liquidation or dissolution caused by reorganizations that do not affect the status of the executive.

The severance payment is an amount equal to three times the sum of the executive’s base salary and the highest bonus earned during the prior three years, payable in a lump sum, and the continuation of non-taxable medical and dental coverage for a three-year period. The amount of the payment to be made in connection with a change in control will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Section 280G Limit”). Should Messrs. Akers, King and Curtis have their employment terminated in connection with a change in control as of September 30, 2011, Messrs. Akers, King and Curtis would receive a maximum cash severance payment of approximately $510,000, $510,000, and $366,438, respectively, based upon their current level of compensation, and such amounts may be reduced pursuant to each executive’s Section 280G Limit. The change in control agreements are subject to review and non-objection by the Office of the Comptroller of the Currency. As part of its review, the Office of the Comptroller of the Currency may require changes to the terms and conditions of the change in control agreements.

Executive Supplemental Retirement Plans. Home Federal Savings and Loan Association has purchased insurance policies on the lives of Messrs. Akers and King and has entered into an Executive Supplemental Retirement Plan (the “Plan”) with each of Messrs. Akers and King. The insurance policies are owned by Home Federal Savings and Loan Association, which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $1,058,635 and $365,405, respectively, on behalf of Messrs. Akers and King. Under the Executive Supplemental Retirement Plans, upon an executive’s death while he was employed, the executive’s beneficiary will be paid a death benefit equal to the executive’s Pre-Retirement Account, as defined in the Plan. In the event of the executives’ deaths as of September 30, 2011, the beneficiaries of Messrs. Akers and King would receive a death benefit of approximately $359,157, and $133,349, respectively.

In the event an executive remains in the employment of Home Federal Savings and Loan Association until normal retirement age (age 65), he shall receive the balance in the Pre-Retirement Account in 240 equal monthly installments commencing 30 days following the date of the executive’s retirement. In the event an executive terminates employment following a change in control, then the executive shall receive the benefits as if the executive had attained normal retirement age. In the event of a termination of employment following a change in control as of September 30, 2011, Messrs. Akers and King would receive, beginning at normal retirement age (as defined in the agreement), an estimated monthly benefit of $6,708 and $6,143, respectively, which would be payable for 240 months.

Retention and Non-Competition Agreement with Robert S. Curtis. Home Federal Savings and Loan Association has entered into a Retention and Non-Competition Agreement with Mr. Curtis in order to encourage the executive to remain as a full-time executive officer until he attains age 65. Under the agreement, the executive is entitled to a cash payment equal to one time his base salary (as in effect in the preceding fiscal year) upon termination of employment on or after attaining age 65. The cash payment will be paid in four equal annual installments (each installment shall equal 25% of his base salary), with the first payment to be made on the first day of the seventh month after the date of the executive’s termination of employment and the remaining three payments will be made on the anniversary date of the first payment. In the event the executive terminates employment on or after age 64, but prior to age 65, other than due to disability or death, the executive will be entitled to a cash payment equal to one-half of his base salary (as in effect in the preceding fiscal year). If the executive terminates employment prior to age 64, other than due to disability or death, the executive will not receive any cash payment under the agreement.

In the event of the executive’s termination of employment for cause (as defined in the agreement), the executive will not receive any payment under the agreement. In the event of the executive’s termination of employment due to disability, the executive will receive a cash payment equal to one time his base salary (as in effect in the preceding fiscal year). The cash payment will be paid in four equal annual installments (each installment shall equal 25% of his base salary), with the first payment to be made on the first day of the seventh month after the date of the executive’s termination of employment and the remaining three payments will be made on the anniversary date of the first payment. In the event of the executive’s death while employed, the executive’s beneficiary will receive a cash payment equal to one time his base salary (as in effect in the preceding fiscal year), in a single lump sum within 30 days of the date of the executive’s death.

In addition, Mr. Curtis has agreed not to compete in certain banking activities with Home Federal Savings and Loan Association and Poage Bankshares, Inc. during the period that he is receiving payments under the agreement for the benefit of any business within 20 miles of any office of Home Federal Savings and Loan Association. During such period, Mr. Curtis has also agreed not to solicit or offer employment to any employee of Home Federal Savings and Loan Association or Poage Bankshares, Inc. that would cause such person(s) to terminate employment and accept employment with or provide services to any business that competes with Home Federal Savings and Loan Association or Poage Bankshares, Inc. within 20 miles of any office of Home Federal Savings and Loan Association.

Non-Competition, Consulting and Health Insurance Agreement with Robert S. Curtis. Home Federal Savings and Loan Association has entered into a Non-Competition, Consulting and Health Insurance Agreement with Mr. Curtis pursuant to which Mr. Curtis will perform consulting services following the date of his termination of employment and ending on the date the executive and his spouse qualify for Medicare. In addition, Mr. Curtis will agree not to compete in certain banking activities with Home Federal Savings and Loan Association and Poage Bankshares, Inc. during the term of the agreement for the benefit of any business within 20 miles of any office of Home Federal Savings and Loan Association. During such period, Mr. Curtis has also agreed not to solicit or offer employment to any employee of Home Federal Savings and Loan Association or Poage Bankshares, Inc. that would cause such person(s) to terminate employment and accept employment with or provide services to any business that competes with Home Federal Savings and Loan Association or Poage Bankshares, Inc. within 20 miles of any office of Home Federal Savings and Loan Association. In exchange for the consulting services and the agreement not to compete or solicit, Home Federal Savings and Loan Association has agreed to pay Mr. Curtis a commercially reasonable amount for his services as a consultant, which will be determined on the date of the executive’s termination of employment, provided that such amount shall not exceed his salary, on a prorated basis, on the date of his termination. In addition, Home Federal Savings and Loan Association will provide Mr. Curtis and his spouse with non-taxable medical and dental coverage, with the executive and his spouse paying the employee share of such insurance premiums.

Split Dollar Agreements. Home Federal Savings and Loan Association has purchased insurance policies on the lives of Messrs. Akers and King, and Home Federal Savings and Loan Association has entered into endorsement Split Dollar Agreements with each of Messrs. Akers and King. The policies are owned by Home Federal Savings and Loan Association, which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $1,058,635 and $365,405, respectively, on behalf of Messrs. Akers and King. Under the Split Dollar Agreements, upon an executive’s death while he is an executive of Home Federal Savings and Loan Association, the executive’s beneficiary will be paid a death benefit equal to 80% of the total death proceeds of the life insurance policies minus the cash surrender value of the policies. In the event of the executive’s deaths as of September 30, 2011, the beneficiaries of Messrs. Akers and King would receive a death benefit of $1,114,627, and $545,879, respectively.

In the event Mr. King dies after he terminated employment for any reason, including retirement, his beneficiary will be entitled to a reduced benefit, which will be determined based on the number of full years the executive has been employed since the date of hire. When Mr. King attains the age of 55, his beneficiary will be entitled to the full death benefit, as described above. Since Mr. Akers is over age 55, his beneficiary will be entitled to the full death benefit.

The Split Dollar Agreement may be terminated if the executive’s employment is terminated for cause (as defined in the agreement) or upon Home Federal Savings and Loan Association’s cancellation of the life insurance policies. Upon termination, the executive will have an option to purchase the insurance policies for an amount equal to the greater of the cash value of the policies or the amount of premiums paid by Home Federal Savings and Loan Association.

401(k) Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed two consecutive months of service and attained the age of 21 will be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 75% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2011, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. In addition, Home Federal Savings and Loan Association may elect to provide a discretionary employer contribution, which is shared among all eligible participants. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer discretionary contributions, if any, after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Home Federal Savings and Loan Association.

Defined Benefit Pension Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). The Pension Plan covers all eligible employees meeting certain service and age requirements that were employed by Home Federal Savings and Loan Association prior to January 1, 2007. Effective January 1, 2007, Home Federal Savings and Loan Association amended the Pension Plan to provide that employees hired after December 31, 2006 would not be eligible to participate in the Pension Plan. Eligible employees hired before January 1, 2007 continue to earn benefits under the Pension Plan. During the year ended September 30, 2011, Home Federal Savings and Loan Association recognized $596,000 as a pension expense.

Employee Stock Ownership Plan. In connection with the conversion, Home Federal Savings and Loan Association adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 269,790 shares of Poage Bankshares, Inc. common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a $2.7 million fully amortizing loan from Poage Bankshares, Inc., to be repaid over 20 years. The loan will be repaid principally through Home Federal Savings and Loan Association’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter, the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by Home Federal Savings and Loan Association immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Home Federal Savings and Loan Association records a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in Poage Bankshares, Inc.’s earnings.

Director Compensation

The following table sets forth for the fiscal year ended September 30, 2011 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “—Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table

Name	Fees earned or paid in cash ($)	All Other Compensation(1) ($)	Total ($)
Thomas P. Carver	34,650	—	34,650
Everette B. Gevedon	33,250	1,396	34,646
Stuart N. Moore	34,650	2,032	36,682
Charles W. Robinson	34,650	2,589	37,239
J. Thomas Rupert	47,050	2,013	49,063

(1)	The amounts in this column reflect long term care insurance premiums paid by Home Federal Savings and Loan Association.

Director Fees

Each person who serves as a director of Poage Bankshares, Inc. also serves as a director or advisory director of Home Federal Savings and Loan Association and earns director and committee fees only in his capacity as a director, advisory director or committee member of Home Federal Savings and Loan Association. Directors and advisory directors of Home Federal Savings and Loan Association do not receive any additional fees for service on the Board of Directors or any committee of the Board of Directors of Oconee Federal Financial Corp.

Each director and advisory director of Home Federal Savings and Loan Association is paid a monthly meeting fee of $1,400, except that Messrs. Akers and Curtis receive $1,450 as Vice-Chairman and Mr. Rupert receives $2,500 as Chairman of the Board. Each non-employee director receives $500 per committee meeting. Each non-employee director receives $500 for each special meeting and employee directors receive $500 for each special meeting only if it is held after regular office hours.

Director Plans

Director Supplemental Retirement Plans. Home Federal Savings and Loan Association has purchased insurance policies on the lives of Messrs. Carver, Gevedon, Moore, Robinson and Rupert and has entered into a Director Supplemental Retirement Plan (the “Plan”) with each of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. The insurance policies are owned by Home Federal Savings and Loan Association, which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $220,000 $60,845, $121,000, $115,504 and $132,030, respectively, on behalf of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. Under the Director Supplemental Retirement Plans, upon a director’s death, the director’s beneficiary will be paid a death benefit equal to the director’s accrued liability retirement plan, as defined in the plan. In the event of the directors’ deaths as of September 30, 2011, the beneficiaries of Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive a death benefit of approximately $28,577, $13,726, $10,306, $61,344 and $62,808, respectively.

In the event Messrs. Carver, Gevedon, Moore, Robinson and Rupert remain in the service of Home Federal Savings and Loan Association until normal retirement age (age 70), each shall receive an annual benefit payable over thirteen years (fourteen years for Messrs. Robinson and Rupert) in monthly installments commencing thirty (30) days following the date of the director’s retirement. In the event a director terminates employment following a change in control, then the director shall receive the benefits as if the director had attained normal retirement age. In the event of a termination of employment following a change in control as of September 30, 2011, Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive, beginning at normal retirement age (as defined in the plan), amounts specified in an exhibit to each director’s agreement, which provides for different payment amounts in different years. The first year’s payment amounts are $13,327, $12,921, $8,655, $11,832, and $12,601, respectively, which would be payable for up to thirteen years (fourteen for Messrs. Robinson and Rupert).

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Poage Bankshares, Inc. has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending September 30, 2012, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe Horwath LLP for the year ending September 30, 2012. A representative of Crowe Horwath LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Crowe Horwath LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Poage Bankshares, Inc. and its stockholders.

Smith, Goolsby, Artis & Reams, P.S.C. served as the primary accounting firm for Home Federal Savings and Loan Association until its resignation on July 6, 2010. In connection with the mutual-to-stock conversion, Home Federal Savings and Loan Association engaged Crowe Horwath LLP on August 16, 2010 to audit its financial statements as of and for the years ended September 30, 2010 and September 30, 2009. We did not consult with Crowe Horwath LLP during the years ended September 30, 2010 or 2009 on accounting matters or the application of accounting principles to a specified transaction or on any matter that was the subject of a disagreement or a reportable event, prior to engaging Crowe Horwath LLP. None of Smith, Goolsby, Artis & Reams, P.S.C.’s reports on the financial statements of Home Federal Savings and Loan Association contained an adverse opinion or disclaimer of opinion, or been modified as to uncertainty, audit scope or accounting principles.

There was no disagreement between Smith, Goolsby, Artis & Reams and Home Federal with respect to the financial statements for the years ended September 30, 2010 or September 30, 2009, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Smith, Goolsby, Artis & Reams, P.S.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its reports, nor has any of Smith, Goolsby, Artis & Reams, P.S.C.’s reports on the financial statements of Home Federal Savings and Loan Association contained an adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope, or accounting principles.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the years ended September 30, 2011 and 2010.

	Year Ended September 30, 2011	Year Ended September 30, 2010(1)

Audit Fees	$78,455	$135,469
Audit-Related Fees	$166,056	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)	In addition, during the year ended September 30, 2010, Smith, Goolsby, Artis & Reams, P.S.C. billed Home Federal Savings and Loan Association $28,000 in fees for audit services and $6,325 in fees for tax services.

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $78,455 and $135,469 during the years ended September 30, 2011 and 2010, respectively. The audit fees for the year ended September 30, 2010 included approximately $67,700 of fees related to the audit of financial statements for the year ended September 30, 2009 in connection with the mutual-to-stock conversion of Home Federal Savings and Loan Association.

Audit Related Fees. There were no fees billed to us for audit-related services during the year ended September 30, 2010. During the year ended September 30, 2011, audit-related fees of $166,056 were billed to us, all of which consisted of fees for services related to the mutual-to-stock conversion of Home Federal Savings and Loan Association and our stock offering, including review of the registration statement and prospectus, the issuance of consents, participation in drafting sessions, the preparation of accounting opinions, assistance with responses to regulatory accounting comments and the preparation of a comfort letter.

Tax Fees. There were no fees billed to us by Crowe Horwath LLP for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended September 30, 2011 and 2010.

All Other Fees. There were no fees billed to us by Crowe Horwath LLP for other services during the years ended September 30, 2011 and 2010.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegated pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of Crowe Horwath LLP.

In order to ratify the selection of Crowe Horwath LLP as independent registered public accounting firm for the year ending September 30, 2012, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, without regard to broker non-votes, or shares as to which the “ABSTAIN” box has been selected. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as independent registered public accounting firm for the year ending September 30, 2012.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for our 2013 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Poage Bankshares, Inc.’s executive office, 1500 Carter Avenue, Ashland, Kentucky 41101, no later than September 25, 2012. If the date of the 2013 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2013 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting must be received at our executive office not more than 90 days and not less than 80 days prior to the date of such meeting; provided, that if less than 90 days’ notice of such meeting is given to stockholders, such stockholder proposal must be received at our executive office not later than the 10th day following the date on which notice of such meeting was mailed to stockholders. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) name and address of such stockholder as the appear on the books of Poage Bankshares, Inc. and of the beneficial owner, if any, on whose behalf the proposal is made; iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Poage Bankshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Poage Bankshares, Inc. Poage Bankshares, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Poage Bankshares, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF POAGE BANKSHARES, INC.’S 2011 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, 1500 CARTER AVENUE, ASHLAND, KENTUCKY 41101 OR BY CALLING (606) 324-7196.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Poage Bankshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2011 Annual Report to Stockholders are each available on the Internet at http://www.cfpproxy.com/7069.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James W. King
James W. King
Secretary

Ashland, Kentucky

January 23, 2012

REVOCABLE PROXY

POAGE BANKSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

February 21, 2012

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the branch office of Home Federal Savings and Loan Association located at 6628 U.S. 60, Ashland, Kentucky 41102 on February 21, 2012, at 10:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election of J. Thomas Rupert, Darryl E. Akers and Thomas P. Carver, each to serve for a three-year term.	☐	☐	☐
INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2012.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 23, 2012 and the 2011 Annual Report to Stockholders.

Dated:	☐ Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

POAGE BANKSHARES, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND THE 2011 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT HTTP://WWWCFPPROXY.COM/7069.